Exhibit 99.1

GameSquare Accelerates Growth of Gaming and Esports Experiences Business and Divests Remaining Stake of FaZe Media

●	GameSquare expands strategic focus by bringing top gaming related events to the U.S. and adds new $2 million credit facility from Jones Family to support rapidly growing experiences business

●	GameSquare divests remaining 25.5% stake in FaZe Media to Gigamoon Media and FaZe’s founders as part of ongoing strategy to streamline operations, further improve balance sheet and pursue profitability

●	GameSquare continues to own 100% of profitable FaZe Esports, one of the world’s top-performing and highest winning esports organizations

●	GameSquare to announce Q4 2024 earnings and provide profit focused financial expectations for 2025 on April 16, 2025

Frisco, Texas (March 31, 2025) — GameSquare Holdings, Inc. (NASDAQ:GAME), (“GameSquare”, or the “Company”), a next generation media company rooted in gaming and creator entertainment, today provided several business updates and plans to host its Q4 2024 earnings conference call on April 16, 2025 at 5:00pm ET. The Company needed additional time to report Q4 2024 earnings due to the closing of the Faze Media divestiture, which goes into effect on April 1, 2025.

“2024 was a transformative year for GameSquare highlighted by the completion of the FaZe Clan acquisition, investments to our team and global capabilities, and the next-generation media platform we have created to drive cross selling opportunities and grow our market share,” stated Justin Kenna, CEO of GameSquare. “As we look to 2025, today’s announcements are important catalysts to optimize our business model and reach profitability in the coming quarters.”

GameSquare’s Expands Gaming and Esports Experiences Business

GameSquare is accelerating the growth of its rapidly expanding events and experiences division, a key pillar of the Company’s strategic vision. This division specializes in creating immersive, talent-led, and brand-owned events that connect with audiences through compelling storytelling, digital engagement, and unforgettable in-real-life (IRL) activations. GameSquare is leveraging its momentum, deep industry relationships, and creative capabilities to deliver standout moments for fans and consumers. By partnering with top-tier brands, gaming communities, and major festivals across the U.S., GameSquare is positioning itself as a premier provider of innovative, culturally relevant experiences that resonate with next-gen audiences.

To support the strategic growth of the Company’s events business, GameSquare is putting in place a $2 million secured Letter of Credit extended by the Jones Family. This facility is intended to aid early financial commitments, including space reservations and other operating expenses. The terms of the Letter of Credit include a 10% per annum interest rate on any outstanding principal drawn under the facility, with no prepayment penalty.

In addition to large-scale consumer experiences, GameSquare is launching a new collegiate esports initiative aimed at building community and engagement across university campuses. The initiative includes competitive tournament play, the rollout of a proprietary software platform to support team operations and fan interaction, and the use of GameSquare’s owned IP to drive awareness and differentiate experiences. These integrated capabilities position GameSquare to build a pipeline of future esports talent while offering brands unique ways to authentically connect with next-gen audiences.

“We are excited to accelerate the growth of our experiences business,” continued Mr. Kenna. “Over the past several quarters, we have seen growing demand to combine in game experiences with IRL events – developing strong engagement between brands, game publishers, and fans. We look forward to bringing some of the world’s largest gaming events to fans.”

FaZe Media Divestiture

After acquiring FaZe Clan in March 2024 in an all-stock transaction valued at approximately $14 million, GameSquare split FaZe Clan into two segments – FaZe Media, a creator-led IP and media company, and FaZe Esports, a top global esports organization. An important component of GameSquare’s strategy for FaZe Media was to return creative control and ownership back to FaZe’s founders.

The last contribution of $10 million for 25.5% of FaZe Media valued FaZe Media at $39.2 million. As of April 1, 2025, FaZe Media will no longer be consolidated in GameSquare’s financial statements.

GameSquare plans to provide additional details on the FaZe Media divestiture when the Company announces Q4 2024 financial results.

Mr. Kenna continued, “Divesting FaZe Media is a win-win for GameSquare, FaZe Media and its founders. As we stated when we acquired FaZe Clan, for FaZe to be successful it needed to return to its roots with its founders at the helm to lead the brand and reestablish its authenticity. I am proud of what we have accomplished by rebooting the brand, reducing operating costs, and positioning FaZe Media for success as a standalone, creator lead business. I am also excited to retain 100% ownership of FaZe Esports, which has established itself as one of the world’s most elite and highest winning esports organizations.”

Mr. Kenna concluded, “I look forward to updating investors on our go forward strategies as we focus on profitable growth on our upcoming earnings call on April 16.”

2024 Q4 Save the Date

GameSquare expects to release its fourth quarter and full year 2024 financial results after the close of business on April 15, 2025. A copy of the news release will be available on the investor website.

Shareholders, investors, interested parties, and media are encouraged to join the Company’s earnings call via webcast on April 16, 2025, at 5:00 pm ET. The call will be hosted by Justin Kenna, GameSquare’s CEO and will be joined by other members of GameSquare’s management team.

Please join the call at

https://event.choruscall.com/mediaframe/webcast.html?webcastid=vc78St32

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With one of the largest gaming media networks in North America, as verified by Comscore, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s and FaZe Media Inc.’s future performance, revenue, growth and profitability; and the Company’s and FaZe Media’s ability to execute their business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its businesses and being able to execute on their business plans, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

SOURCE: GameSquare Holdings, Inc.